UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2017

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

(512) 477-4455

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Whole Foods Market, Inc. (the “Company”) previously filed a Current Report on Form 8-K to report that on May 10, 2017 the Board of Directors of the Company (the “Board”) appointed Ken C. Hicks, Joseph D. Mansueto, Sharon L. McCollam, Scott F. Powers and Ronald M. Shaich (the “New Directors”) as directors, effective as of that date. At the time of the appointments, the Board had not made a determination regarding any committee assignments for the New Directors. Since the appointment of the New Directors, the Board has reconstituted its Compensation Committee, Audit Committee and Nominating and Governance Committee as follows:

Compensation Committee

Hass Hassan (Chair)

Ken C. Hicks

Scott F. Powers

Ronald M. Shaich

Sharon L. McCollam

Audit Committee

Jonathan Seiffer (Chair)

Hass Hassan

Ken C. Hicks

Sharon L. McCollam

Joseph D. Mansueto

Nominating and Governance Committee

Mary Ellen Coe (Chair)

Stephanie Kugelman

Gabrielle Sulzberger

Joseph D. Mansueto

Scott F. Powers

Ronald M. Shaich

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: May 16, 2017	By:	/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and Senior Advisor